EXHIBIT 99.1

2012 Voting Results

At the Annual Meeting of Shareholders of American River Bankshares held on May 17, 2012, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on Form DEF 14A on April 5, 2012. The count of shares represented in person or proxy were 8,226,126 or 83% of the outstanding voting shares of the Company. Therefore a quorum was declared present. Each of the items was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 — Election of Directors.

The following individuals were elected as directors to serve until the 2013 Annual Meeting of Shareholders or until their successors are elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-votes
Charles D. Fite	6,280,855	474,239	1,471,032
Roger J. Taylor, D.D.S.	6,272,376	482,718	1,471,032
Robert J. Fox	6,292,251	462,843	1,471,032
William A. Robotham	6,282,223	472,871	1,471,032
David T. Taber	6,281,094	474,000	1,471,032
Stephen H. Waks	6,293,932	461,162	1,471,032
Philip A. Wright	6,291,540	463,554	1,471,032
Michael A. Ziegler	5,314,243	1,440,851	1,471,032

Proposal 2 — To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

The voting results were as follows:

For	Against	Abstain
6,725,340	25,402	4,352

Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

The voting results were as follows:

For	Against	Abstain	Broker Non-votes
5,988,324	719,778	46,992	1,471,032